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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                        FARMERS & MERCHANTS BANCORP, INC.


         The undersigned, desiring to form a corporation for profit, under the General Corporation Law of Ohio, does hereby certify:

         FIRST: The name of this Corporation shall be FARMERS & MERCHANTS BANCORP, INC.

         SECOND: The place in Ohio whre its principal office is to be located is Archbold, Fulton County, Ohio.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Three Hundred Thousand (300,000) shares, all of which shall be designated Common Stock and shall be without par value.

         FIFTH: The number of Directors of the Corporation shall be fixed from time to time by its Code of Regulations and may be increased or decreased as therein provided, but the number thereof shall in no event be less than nine.

         SIXTH: (A) Except as otherwise provided in Clause (B) of this Article
SIXTH:

         (i) any merger or consolidation of the Corporation with or into any other corporation;

         (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;

         (iii) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $250,000); or

         (iv) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity for cash;



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shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such other corporation, person or other entity if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purposes of this Article SIXTH as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

         (B) The provisions of this Article SIXTH shall not apply to any transaction described in clauses (i), (ii), (iii) or (iv) of Clause (A) of this Article SIXTH, (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of Directors, considered for this purpose as one class, is owned of record or beneficially by the Corporation and/or its subsidiaries; (if) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors; or (iii) approved by resolution adopted by the affirmative vote of at least three-fourths of the members of the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

         (C) For the purposes of this Article SIXTH, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application or clause (i) above), by any other corporation, person or other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or which is its "affiliate" or "associate" as those terms were defined in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1984. For the purposes of this Article SIXTH, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses
(i) and (ii) of this Clause (C) but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

         (D) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information that known to it, whether (i) any other corporation, person or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, or is an "affiliate" or an "associate" (as defined above) of another, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities,



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or a combination thereof, to be acquired in exchange for securities of the
Corporation, have an aggregate fair market value of less than $250,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article SIXTH.

         SEVENTH: The Board of Directors of the Corporation, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the depositors, employees, and other constituents of the Corporation and its subsidiaries; and the possible effects on the committee and the public interest which the Corporation and its subsidiaries serve. In evaluating any such offer, the Board of Directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 1701.13 of the Ohio Revised Code, as it may be amended from time to time, and the Corporation's Code of Regulations.

         EIGHTH: When authorized by the affirmative vote of a majority of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may redeem, purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation for such prices and upon and subject to such terms and conditions as the Board of Directors may determine.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 8th day of February, 1985.


                                                 -------------------------------
                                                 S. Richard Arnold, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        FARMERS & MERCHANTS BANCORP, INC.


         Charles E. Lugbill, President, and Carol J. England, Secretary, of Farmers & Merchants Bancorp, Inc., an Ohio banking corporation, with its principal office located in the Village of Archbold, Fulton County, Ohio, do hereby certify that at a meeting of the shareholders duly called and held on the 30th day of March, 1996, at 1:00 o'clock, P.M., at which meeting a quorum of such shareholders was present, by the affirmative vote of not less than two-thirds of all of the shares entitled to be voted thereon, the following resolution of amendment was adopted:

         BE IT RESOLVED that Article FOURTH of the Articles of Incorporation of Farmers & Merchants Bancorp, Inc. is hereby amended to read as follows:

                  "FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is One Million Five Hundred Thousand (1,500,000) shares, all of which shall be designated Common Stock and shall be without par value."

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the banking corporation, have subscribed their names this 5th day of April, 1996.


                                            ------------------------------
                                            Charles E. Lugbill, President of
                                            Farmers & Merchants Bancorp, Inc.


                                            ------------------------------
                                            Carol J. England, Secretary of
                                            Farmers & Merchants Bancorp, Inc.









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